Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADDED BY
SECTION 906 OF THE SARBANES-OXLEY ACT 2002

In connection with the Annual Report of Royal Bancshares of Pennsylvania, Inc. (“Royal”) on Form 10-K for the period ended December 31, 2013, as amended by the Form 10-K/A filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael S. Thompson, Principal Financial Officer and Principal Accounting Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Royal as of the dates and for the periods expressed in the Report.

/s/ Michael S. Thompson
Michael S. Thompson
Principal Financial Officer and Principal Accounting Officer
April 28, 2014